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                                EXHIBIT 10.22

                            REVOLVING CREDIT NOTE

$100,000                                                           July 1, 1996

         FOR VALUE RECEIVED, the undersigned (herein called "Maker"), promises to pay to the order of DOCTORS PRACTICE MANAGEMENT, INC. (herein called "Payee," which term herein in every instance shall refer any owner or holder of this note), the sum of One Hundred Thousand DOLLARS ($100,000), or so much thereof as is advanced to Borrower under the Credit Agreement referred to below, together with interest on the principal hereof from time to time outstanding from the date of advancement until maturity, at the per annum rate hereinafter stated, said principal and interest being payable in lawful money of the United States of America as provided in the Credit Agreement (defined below).

         This note has been issued pursuant to and entitled to the benefits its of the Credit Agreement dated as of July 1,1996, by and between the Maker and Payee (as the same may be amended, modified or restated from time to time, the "Credit Agreement"), and is the "Note" referred to therein. Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the ,Maturity hereof.

         The principal balance hereof advanced and from time to time remaining unpaid shall bear interest during each day of the loan evidenced hereby from the date advanced until the date paid at the rates set forth in the Credit Agreement.

         The principal and interest of this note hereon shall be due and payable in accordance with the provisions of the Credit Agreement.

         If there shall occur or be continuing an Event of Default (within the meaning of the Credit Agreement), then Payee shall have the option, to the extent permitted by applicable law, to declare this note due and payable, where upon the entire unpaid principal balance of this note and all accrued unpaid interest hereon thereupon I at once shall mature and become due and payable without presentment, demand, protest or notice of any kind (including, but not limited to, notice of intention to accelerate or notice of acceleration), all of which hereby are expressly waived by Maker. The time of payment-of-this note also is subject to acceleration in the same manner provided in this paragraph in the event Maker defaults or otherwise fails to discharge its obligations under any of the instruments securing payment hereof or relating hereto.

         Maker and any and all sureties, guarantors and endorsers of this note and all other parties now or hereafter liable hereon, severally waive grace, demand, presentment for payment ' protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto, and agree (a) to all extensions and partial payments, with or without notice, before or after maturity, (b) to any substitution, exchange loss, impairment or release of any security now or hereafter given for this note, (c) to the release of any party primarily or secondarily liable hereon, and (d) that it will not be necessary for Payee, in order to enforce payment of this note, to first institute or exhaust Payee's remedies against Maker or any other party liable therefor or against any security for this note.

         In the event of default hereunder or under any of the instruments securing payment hereof and this note is placed in the hands of an attorney for collection (whether or not suit is filed), or if this note is collected by suit or legal proceedings or through the probate court or bankruptcy proceeding, maker agrees to pay all reasonable attorneys, fees and -all expenses of collection and costs of court.
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         It is the intention of the parties hereto to conform strictly to applicable usury laws. Accordingly, notwithstanding any provision to the contrary in this note or in any of the documents securing or quarantining payment hereof or otherwise relating hereto, or in any communication or writing by Payee or any other person relating to this loan, whether now or hereafter arising, in no event or contingency shall this note or such documents, communications or writings permit or require the payment of any sums which constitute interest under applicable law, or permit or require the charging, taking, reserving, or receiving by Payee or any other person of any sums which constitute interest under applicable law, in excess of the maximum amount permitted by such law. If any excess interest otherwise would be deemed to be contracted for, charged, taken, reserved or received under this note or such documents, communications or writings by Payee or any other person, or in the event the maturity of the indebtedness evidenced by this note is accelerated in whole or in part, or in the event all or part of the principal or interest of this note shall be prepaid, then it is agreed as follows: (i) any excess or unearned interest contracted for, charged, taken, reserved, or received, shall be deemed a mistake and canceled automatically, without the necessity of any other communication or writing by Payee or any other person, (ii) any excess or unearned interest which is paid shall be credited to the unpaid principal amount hereof or, to the extent the unpaid principal amount hereof shall have been or would be paid in full, refunded to Maker or other obligor as the case may be, and (iii) the note, documents, communication or writing, as the case may be, shall be reformed automatically to permit only the payment, charging, taking, reserving, or receiving of accrued unpaid interest at the maximum lawful rate. Without limiting the foregoing, in determining the maximum amount of lawful interest under this loan, all interest at any time contracted for, charged, taken, reserved or received shall be amortized, prorated, allocated, and spread, to the full extent permitted by applicable law, in equal parts during the period of the full term of the loan evidenced hereby, taking into account all renewal and extension periods.

         The provisions set forth in the preceding paragraph shall be deemed to be incorporated into each of the documents executed in connection with this note and loan and in every communication and writing relating to this note and loan, now or hereafter arising, whether or not the same expressly references the preceding paragraph, and any and all figures set forth therein shall, for the purpose of determining the extent of the indebtedness set forth or asserted therein, or otherwise contracted for, charged, taken, reserved, or received, as applicable, be recomputed automatically by Maker or other obligor, or by any court with proper jurisdiction considering the same, or both, as necessary to give effect to the adjustments and credits required and agreed upon therein and the other agreements set forth therein, without the necessity of any other communication or writing by Payee.

         If the applicable state or federal usury law is amended after the date hereof to permit a greater rate of interest to be contracted for, charged, taken, reserved, or received under this note and the loan than is permitted under applicable state or federal law as of the date hereof, then the maximum lawful rate of interest applicable to this note and loan shall be increased to the maximum rate of interest allowed by such subsequent law or amendment, to be effective as of the effective date of such law or amendment, and such additional charges that may become owing by reason of such increase shall be payable on demand.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA.

         Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by Payee and handled in collection in the customary manner, but the same shall not constitute payment-hereunder or diminish any rights of Payee except to the extent that actual cash proceeds of such instrument are unconditionally received by Payee.
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         Maker represents and warrants to Payee and to all other owners and holders of any indebtedness evidenced hereby that all loans evidenced by this note are for business, commercial,. investment or other similar purpose and not primarily for personal, family, household or agricultural use.

         This note is secured as provided in the Credit Agreement and is entitled to all of the benefits of the Credit Agreement.

                                    -MAKER-

                          HOUSTON PHYSICAL MEDICINE ASSOCIATES, M.D., P.A. D/B/A TEXAS MEDICAL REHABILITATION

                          BY:     /s/ Anjali Jain
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                          ANJALI JAIN, M.D.
                          President